SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN VANGUARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

May 5, 2004

Dear Stockholder:

It is our pleasure to invite you to American Vanguard’s Annual Meeting of Stockholders in Newport Beach, California on June 4, 2004. In the following pages you will find information about the meeting plus a Proxy Statement.

If you cannot be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope.

We are grateful for your continuing interest in the Company. In person or by proxy, your vote is important. Thank you.

Sincerely,

AMERICAN VANGUARD CORPORATION

Eric G. Wintemute President and Chief Executive Officer

AMERICAN VANGUARD CORPORATION

4695 MacArthur Blvd., Suite 1250

Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 4, 2004

To the Stockholders of American Vanguard Corporation:

The Annual Meeting of the Stockholders (the “Annual Meeting”) of American Vanguard Corporation, a Delaware corporation, will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on Friday, June 4, 2004. The meeting will begin promptly at 10:00 a.m. local time. Matters to be voted on at the meeting are:

1.	Elect seven directors for the ensuing year;

2.	Ratify the appointment of BDO Seidman, LLP as independent auditors for the year ended December 31, 2004;

3.	Act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized from 10,000,000 shares to 40,000,000 shares;

4.	Act upon a proposal to approve the Fourth Amended and Restated 1994 Stock Incentive Plan, which materially modifies the Company’s current Third Amended and Restated 1994 Stock Incentive Plan (previously approved by the stockholders during last year’s annual meeting) as follows: (i) to increase the number of shares of Common Stock reserved for issuance under the plan from 1,311,000 to 1,611,000 and (ii) to provide that any repricing of a previously granted award under the plan or cancellation of a previously granted award and the issuance of a new substituted award requires stockholder approval.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 5, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A copy of the Company’s Annual Report, including financial statements for the year ended December 31, 2003, is enclosed with this Notice.

It is important that your shares be represented whether or not you plan to attend the Annual Meeting. Please sign, date, and return the enclosed proxy in the enclosed postage-paid return envelope. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. If you attend the meeting, you may withdraw your proxy at that time and vote your shares in person.

By Order of the Board of Directors

James A. Barry

Senior Vice President, Chief Financial Officer,

Treasurer and Secretary

Newport Beach, California

May 5, 2004

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court

Newport Beach, CA 92660

PROXY STATEMENT

Annual Meeting of Stockholders to be held June 4, 2004

Proxy Solicitation by the Board of Directors

This statement is furnished in connection with the Annual Meeting of Stockholders to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, at 10:00 a.m. local time on June 4, 2004. Stockholders of record at the close of business on May 5, 2004 will be entitled to vote at the meeting.

Proxies are being solicited by the Board of Directors of the Company. The Company will bear all costs of the solicitation. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and other employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone, telecommunication, or other similar means to obtain proxies. If the enclosed proxy is executed and returned, the shares represented by the proxy will be voted as specified therein. If a proxy is signed and returned without specifying choices, the shares will be voted “FOR” the election of each nominee for director as set forth in the Notice of Annual Meeting, “FOR” the proposal to ratify the appointment of BDO Seidman, LLP as independent auditors for 2004, “FOR” the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized from 10,000,000 shares to 40,000,000 shares, “FOR” the proposal to approve the Fourth Amended and Restated 1994 Stock Incentive Plan and in the proxies’ discretion as to other matters that may properly come before the Annual Meeting.

Any stockholder has the power to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Company’s Secretary written revocation of his or her proxy, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting will not in itself revoke his or her proxy. This Proxy Statement is being mailed to stockholders on or about May 5, 2004.

The Board of Directors has fixed the close of business on May 5, 2004, as the record date for the purpose of determining the stockholders entitled to notice of and to vote at the Annual Meeting. The Company has only two authorized classes of shares, Preferred Stock and Common Stock, each with a par value of $0.10 per share. There are 400,000 shares of Preferred Stock authorized, none of which have been issued. There are 10,000,000 shares of Common Stock authorized and, as of May 5, 2004, 8,964,263 are outstanding. Each stockholder will be entitled to one vote, in person or by proxy, for each share standing in his or her name on the Company’s books as of the record date.

The seven directors to be elected by the holders of Common Stock shall be the seven candidates receiving the highest number of votes cast by holders of Common Stock.

Shares represented by proxies which are marked “withhold authority” or to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matter. Proxies relating to “street name” shares which are not voted by brokers on one or more matters will not be treated as shares present for purposes of determining the presence of a quorum unless they are voted by the broker on at least one matter. Such non-voted shares will not be treated as shares represented at the meeting as to any matter for which non-vote is indicated on the broker’s proxy.

CORPORATE GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of the Company’s core values, supporting the Company’s sustainable growth mission. American Vanguard Corporation is committed to having sound corporate governance principles and practices. Please visit the Company’s website at www.american-vanguard.com for the Company’s current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, the Code of Ethics and Conduct and the Employee Complaint Procedures for Accounting and Auditing Matters.

THE INDEPENDENCE OF DIRECTORS

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations.

The Board has determined that a majority of its members are “independent” in accordance with the applicable rules and listing standards currently prescribed by the American Stock Exchange (“AMEX”). The Board will re-examine the independence of each of its members at least once per year and more frequently during the year if there is any change in a member’s material relationship with the company that would interfere with the member’s exercise of independent judgment.

COMMITTEES OF THE BOARD

Audit Committee

The responsibilities of the Audit Committee are set forth in the current Audit Committee Charter, which is attached at Appendix “B” to this Proxy Statement and is available on the Company’s website (www.american-vanguard.com). These responsibilities include:

•	Employs the independent auditors, subject to stockholder ratification, to audit the Company’s consolidated financial statements.

•	Pre-approves all services performed by the independent auditors.

•	Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•	Reviews the scope of the audit activities of the independent auditors and appraises audit efforts.

•	Reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors.

•	Establishes procedures for the receipt, retention and resolution of complaints, if any, regarding accounting, internal controls or auditing matters.

The Board has determined that all members of the Audit Committee are independent directors under applicable rules and regulations currently prescribed by the Securities Exchange Commission (“SEC”) and the applicable rules and listing standards currently prescribed by AMEX. The Board has determined that Irving J. Thau is an audit committee financial expert within the meaning of applicable SEC rules and regulations.

Please also see the Audit Committee Report contained in this Proxy Statement.

Compensation Committee

The responsibilities of the Compensation Committee are set forth in the current Compensation Committee Charter, which is available on the Company’s website (www.american-vanguard.com). These responsibilities include:

•	Establishes executive compensation policy consistent with corporate objectives and stockholder interest.

•	Oversees process for evaluating CEO performance against Board-approved goals and objectives and recommends to the Board compensation for the CEO.

•	Administers grants under the Company’s compensation plan(s).

The Board has determined that all members of the Compensation Committee are independent directors under the applicable rules and listing standards currently prescribed by AMEX. The Board has also determined that at least two members of the Compensation Committee, who will administer the Company’s compensation plan(s), are “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 and are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986.

Please also see the Compensation Committee Report contained in this Proxy Statement.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee are set forth in the current Nominating and Corporate Governance Committee Charter, which is available on the Company’s website (www.american-vanguard.com). These responsibilities include:

•	Recommends to the Board nominees for election to the Board of Directors.

•	Reviews principles, policies and procedures affecting directors and the Board’s operation and effectiveness.

•	Oversees evaluation of the Board and its effectiveness.

The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the applicable rules and listing standards currently prescribed by AMEX.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2003 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards,

(ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from BDO Seidman, LLP, a letter providing the disclosures required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) with respect to any relationships between BDO Seidman, LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. BDO Seidman, LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2003 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In addition, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

AUDIT COMMITTEE

Irving J. Thau, Chair

Jay R. Harris

Carl R. Soderlind

March 12, 2004

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors of the Company is elected annually. The Certificate of Incorporation and Bylaws, as each have been previously amended and restated, of the Company currently provide that the number of directors of the Board shall not be more than nine nor less than three. The Board has determined by resolution that it shall consist of seven members. Seven directors are to be elected at the Annual Meeting and will hold office from the time of the election until the next Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

The following sets forth the names and certain information with respect to the persons nominated for election as directors, all of whom have had the same principal occupation for more than the past five years, except as otherwise noted. All such nominees have consented to serve, and all nominees are now directors, and were elected by the stockholders at the 2003 Annual Meeting of Stockholders (except where noted).

REQUIRED VOTE AND RECOMMENDATION

The seven directors to be elected by the holders of Common Stock shall be the seven candidates receiving the highest number of votes cast by holders of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IDENTIFIED BELOW.

NOMINEES FOR ELECTION AS DIRECTORS

Herbert A. Kraft has served as Co-Chairman of the Board since July 1994. Mr. Kraft served as Chairman of the Board and Chief Executive Officer from 1969 to July 1994. Age 80.

Glenn A. Wintemute has served as Co-Chairman of the Board since July 1994. Mr. Wintemute served as President of the Company and all operating subsidiaries from 1984 to July 1994 and was elected a director in 1971. He served as President of Amvac Chemical Corporation (“AMVAC”) from 1963 to July 1994. He is also the father of Eric G. Wintemute, the Company’s President and Chief Executive Officer. Age 79.

Eric G. Wintemute has served as a director of the Company since 1994. Mr. Wintemute has also served as President and Chief Executive Officer since July 1994. He was appointed Executive Vice President and Chief Operating Officer of the Company in January 1994. He is also the son of Glenn A. Wintemute, the Company’s Co-Chairman. Age 48.

Jay R. Harris has served as director of the Company since March 2000. Mr. Harris is President and Founder of Goldsmith & Harris, a broker dealer providing investment research to institutional and professional investors. He has held this position since 1982, the year Goldsmith & Harris (or its predecessors) was founded. Age 69.

John B. Miles has served as director of the Company since 1999. Mr. Miles is a Partner with the law firm McDermott Will & Emery and has held the position of partner since 1987. (McDermott Will & Emery provides legal services to the Company.) Prior to 1987, Mr. Miles was a partner with Kadison Pfaelzer Woodward Quinn & Rossi. Mr. Miles has previously served on boards of directors for public and private corporations. Age 60.

Carl R. Soderlind has served as director since June 2000. Mr. Soderlind served as Chairman and Chief Executive Officer of Golden Bear Oil Specialties, a producer of niche specialty oil and chemical products used in a variety of industrial applications from 1997 through 2001. From 1961 to 1996 he served in various capacities of Witco Corporation, with the most recent position being Senior Executive Vice President and member of the Management Committee. Age 70.

Irving J. Thau was appointed by the Board as a director in September 2003. From 1962 to 1995, he held various positions with Ernst & Young LLP, where his primary responsibilities were directing and providing accounting, auditing, and business advisory services to publicly held and privately owned organizations. He was admitted to partnership in 1974, and most recently served as Ernst & Young’s West Region Director of Financial Advisory Services. In 1995, Mr. Thau founded Thau and Associates, Inc., a financial consulting company of which he currently serves as President. Age 64.

DIRECTORS’ FEES AND OTHER ARRANGEMENTS

Non-employee directors each received $2,500 for each regular or special Board meeting attended and a fee of $1,200 for each Committee meeting attended, unless the director served as Chairperson of the meeting, in which case the Chairperson received $1,700 per meeting. Effective January 1, 2004, each non-employee director receives $5,000 per quarter in lieu of the per $2,500 meeting attendance fees. The fee for each Committee meeting remains at $1,200 with the Chairperson receiving $1,700 except for the Audit Committee. Effective January 1, 2004, each member of the Audit Committee receives a fee of $1,500 for each meeting attended with the Chairperson receiving a fee of $2,500.

Effective with a non-employee director’s first election to the Board, he or she receives an option to purchase 9,075 shares(1) of the Company’s Common Stock. Additionally, should any non-employee member of the Board be re-elected to a succeeding term, an additional option for 3,630 shares(1) will be granted on or about the date of the Board member’s re-election. The options are awarded as non-qualified stock options under the Company’s 1994 Stock Incentive Plan, as amended and restated. The terms and conditions of the options are set forth in a written agreement with each non-employee director. The exercise price per share shall be 100% of the Fair Market Value of a share of Common Stock as determined in accordance with the plan. The options may be exercised in whole or in part from time to time, within five years from the date of grant, provided that such option shall terminate and cease to be exercisable upon twelve months following the termination of the director’s service on the Board due to resignation, failure to be re-elected, death, or disability. There were 7,259(1) stock options exercised by non-employee directors during the year ended December 31, 2003.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met five times during the year ended December 31, 2003. The Board of Directors has Audit, Compensation and Nominating/Governance Committees.

The Compensation Committee is composed of Messrs. Carl R. Soderlind (Chairperson), Jay R. Harris and John B. Miles. The Compensation Committee held six meetings during the year ended December 31, 2003.

The Audit Committee is composed of Messrs. Irving J. Thau (Chairperson), Jay R. Harris and Carl R. Soderlind. The Audit Committee held five meetings during fiscal year 2003.

The Nominating and Corporate Governance Committee is composed of Messrs. John B. Miles (Chairperson), Carl R. Soderlind and Irving J. Thau.

(1)	This figure is adjusted for stock splits and stock dividends distributed to date.

BENEFICIAL OWNERSHIP

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock as of May 5, 2004, by persons who are directors and nominees for directors, beneficial owners of 5% or more of the outstanding Common Stock, the executive officers of the Company named in the Summary Compensation Table and by all directors and officers as a group is set forth below. Unless otherwise indicated the Company believes that each of the persons set forth below has the sole power to vote and to dispose of the shares listed opposite his name.

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Co-Chairman	Herbert A. Kraft 4695 MacArthur Court Newport Beach, CA 92660	1,517,468	(2)	16.9%

Co-Chairman	Glenn A. Wintemute 4695 MacArthur Court Newport Beach, CA 92660	1,188,640	(9)	13.2%

	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	816,077		9.1%

Director, President & CEO	Eric G. Wintemute 4695 MacArthur Court Newport Beach, CA 92660	471,581	(3)	5.2%

Director	Jay R. Harris 4695 MacArthur Court Newport Beach, CA 92660	474,740	(12)	5.3%

	Goldsmith & Harris et. al. 80 Pine Street New York, NY 10005	312,618	(4)	3.5%

President (GEMCHEM)	Bob Gilbane 4695 MacArthur Court Newport Beach, CA 92660	184,094	(5)	2.1%

Senior Vice President (AMVAC)	Glen D. Johnson 4695 MacArthur Court Newport Beach, CA 92660	94,147	(6)	1.0%

Director	Carl R. Soderlind 4695 MacArthur Court Newport Beach, CA 92660	35,499	(13)	—	(14)

Director	John B. Miles 4695 MacArthur Court Newport Beach, CA 92660	27,508	(7)	—	(14)

Director, Sr. V.P., CFO & Secretary/Treasurer	James A. Barry 4695 MacArthur Court Newport Beach, CA 92660	18,918	(8)	—	(14)

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Senior Vice President (AMVAC)	Christopher K. Hildreth 4695 MacArthur Court Newport Beach, CA 92660	22,500	(10)	—	(14)

Director	Irving J. Thau 4695 MacArthur Court Newport Beach, CA 92660	9,075	(11)	—	(14)

Directors and Officers as a group		4,086,501		44.2%

(1)	Beneficial ownership figures are adjusted for stock splits and stock dividends distributed to date, including the 3 for 2 stock split distributed on April 16, 2004.
(2)	The shares are held in a family trust for which Mr. Kraft and his spouse are co-trustees, except as to 5,188 shares held in an Individual Retirement Account. This figure includes 7,260 shares of Common Stock Mr. Kraft is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement, but excludes stock options for 3,630 shares of Common Stock to be granted and exercisable at the time of grant if he is re-elected as a director.
(3)	Mr. Wintemute shares with his spouse the power to vote and dispose of 249,861 shares of Common Stock. This figure includes 67,500 shares of Common Stock Mr. Wintemute is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement. This figure also includes 52,252 shares of Common Stock owned by Mr. Wintemute’s minor children for which Mr. Wintemute and/or his spouse act as trustee or custodian.
(4)	This figure does not include shares beneficially owned by Jay R. Harris. Mr. Harris shares with Goldsmith & Harris et. al. the power to direct the disposition of 312,618 shares of the security.
(5)	This figure includes 12,000 shares of Common Stock Mr. Gilbane is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(6)	This figure represents 91,450 shares of Common Stock Mr. Johnson is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(7)	This figure includes 14,520 shares of Common Stock Mr. Miles is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement, but excludes stock options for 3,630 shares of Common Stock to be granted and exercisable at the time of grant if he is re-elected as a director.
(8)	This figure includes 17,400 shares of Common Stock Mr. Barry is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(9)	The shares are held in a family trust for which Mr. Wintemute and his spouse are co-trustees. This figure includes 7,260 shares of Common Stock Mr. Wintemute is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement, but excludes stock options for 3,630 shares of Common Stock to be granted and exercisable at the time of grant if he is re-elected as a director. This figure also includes 167,982 shares of Common Stock owned by Mr. Wintemute’s children who share his residence.
(10)	This figure represents 22,500 shares of Common Stock Mr. Hildreth is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement.
(11)	This figure represents 9,075 shares of Common Stock Mr. Thau is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement, but excludes stock options for 3,630 shares of Common Stock to be granted and exercisable at the time of grant if he is re-elected as a director.
(12)	This figure includes 3,630 shares of Common Stock Mr. Harris is entitled to acquire pursuant to stock options exercisable within sixty days of the filing of this Proxy Statement, but excludes stock options for 3,630 shares of Common Stock to be granted and exercisable at the time of grant if he is re-elected as a director. This figure also includes 2,400 shares of Common Stock held in his mother’s trust for which he is a trustee and 261,319 shares of common stock held by a partnership in which he is a general partner, but excludes shares of common stock held by others for which he has voting or investment power but no pecuniary interest.
(13)	This figure excludes stock options for 3,630 shares of Common Stock to be granted and exercisable at the time of grant if Mr. Soderlind is re-elected as a director.
(14)	Under 1% of class.

SECTION 16(A) REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on the Company’s review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, the Company believes that during the year ended December 31, 2003 all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent beneficial stockholders were complied with except the following: Christopher K. Hildreth did not timely file a Form 3 after joining AMVAC in February 2003 and a Form 4 with respect to certain options (not yet exercised) granted to him in February 2003; James A. Barry did not timely file a Form 4 with respect to certain options (not yet exercised) granted to him in March 2003; and Carl R. Soderlind did not timely file a Form 4 with respect to certain options exercised in December 2003. Messrs. Hildreth’s, Barry’s and Soderlind’s filings have all been filed as of the filing of this Proxy Statement.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the aggregate cash and other compensation for services rendered for the years ended December 31, 2003, 2002 and 2001 paid or awarded by the Company and its subsidiaries to the Company’s Chief Executive Officer and each of the four highly compensated executive officers of the Company or its subsidiaries, whose aggregate remuneration exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation(1)				Awards			Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Other Annual Compen- sation ($)	Re- stricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)		LTIP Payouts ($)	All Other Compen- sation ($)
Eric G. Wintemute President and Chief Executive Officer	2003 2002 2001	620,293 532,518 480,918	— — —	— — —	— — —	168,750 — —	(5)	— — —	6,140 5,380 5,360	(2) (2) (2)

James A. Barry Senior V.P., CFO & Secretary/Treasurer	2003 2002 2001	226,242 210,542 191,134	— — —	— — —	— — —	42,000 — 30,000	(5) (5)	— — —	5,563 5,380 5,360	(2) (2) (2)

Glen D. Johnson Sr. Vice President (AMVAC)	2003 2002 2001	285,966 246,356 236,853	— — —	— — —	— — —	22,500 — —	(5)	— — —	2,515 260 892	(2) (2) (2)

Christopher K. Hildreth (4) Sr. Vice President (AMVAC)	2003 2002 2001	199,778 — —	— — —	— — —	— — —	67,500 — —	(5)	— — —	3,434 — —	(2) (2) (2)

Robert F. Gilbane President (GemChem)	2003 2002 2001	237,242 226,143 215,442	— — —	— — —	— — —	15,000 — 30,000	(5) (5)	— — —	6,140 5,380 5,360	(2) (2) (2)

(1)	No executive officer enjoys perquisites that exceed the lesser of $50,000, or 10% of such officer’s salary.
(2)	These amounts represent the Company’s contribution to the Company’s Retirement Savings Plan, a qualified plan under Internal Revenue Code Section 401(k).

(3)	Included in salary column.
(4)	Mr. Hildreth joined AMVAC Chemical Corporation as Senior Vice President in February, 2003.
(5)	Represents options to purchase Common Stock of the Company in accordance with the terms and conditions of stock option agreements (as adjusted for stock dividends and splits).

Employment Agreements

On January 15, 2003, the Company entered into an employment agreement which expires December 31, 2007, with Mr. Eric G. Wintemute. Mr. Wintemute serves as President and Chief Executive Officer of the Company. Mr. Wintemute’s base annual compensation is set by this employment agreement. The agreement also provides Mr. Wintemute with certain additional benefits which are customary for executives at this level in the industry.

On February 3, 2003, the Company entered into an employment agreement which expires February 3, 2006, with Mr. Christopher K. Hildreth. Mr. Hildreth serves as Senior Vice President, Director of Sales for AMVAC Chemical Corporation. Mr. Hildreth’s beginning annual salary was set to contract with such annual increases as may be determined by the Compensation Committee, in its sole discretion. The agreement also provides Mr. Hildreth with certain additional benefits which are customary for executives at this level in the industry.

OPTION GRANTS 2003

Name	Number of Securities Underlying Options/SAR’s Granted(1)(6)		% of Total Options/SAR’s Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share) (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (7)
						5% ($)	10% ($)
Eric G. Wintemute	168,750	(2)	37.4	9.79	12/31/12	1,040,034	2,635,652
James A. Barry	27,000	(3)	5.9	10.51	3/21/10	115,523	269,217
James A. Barry	15,000	(4)	3.3	21.60	12/15/10	131,901	307,384
Glen D. Johnson	22,500	(4)	4.9	21.60	12/15/10	197,851	461,077
Christopher K. Hildreth	67,500	(5)	14.9	9.42	2/3/10	258,855	603,242
Robert F. Gilbane	15,000	(4)	3.3	21.60	12/15/10	131,901	307,384

(1)	After giving effect for stock dividends and splits.
(2)	Exercisable 20% on the date of grant and 20% on January 2, 2004, 2005, 2006, and 2007.
(3)	Exercisable 25% on March 21, 2004, 2005, 2006 and 2007.
(4)	Exercisable 20% on December 15, 2004, 2005, 2006, 2007 and 2008.
(5)	Exercisable one-third on February 3, 2004, 2005 and 2006.
(6)	Options were granted pursuant to the terms and condition of the American Vanguard Corporation 1994 Stock Incentive Plan (as amended and restated).
(7)	Represents the calculations at assumed 5% and 10% appreciation rates as prescribed by the rules and regulations of the SEC. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and depends upon the future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the term of the options) of the Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The calculations assume annual compounding and continued retention of the options and the underlying Common Stock by the optionee for the full option term.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The following table shows, with respect to the named executive officers, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2003, with respect to options to purchase Common Stock of American Vanguard Corporation. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end closing price of the Common Stock. The figures shown in the table are adjusted for stock splits and stock dividends distributed to date, including the 3 for 2 stock split distributed in April 2004. The closing price of the Common Stock on December 31, 2003, the last trading day of American Vanguard’s fiscal year, was $24.97 per share (after giving effect for a 3 for 2 stock split distributed in April 2004).

AGGREGATED OPTION/SAR EXERCISES IN 2003

AND FY-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fy-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fy-End ($) Exercisable/ Unexercisable
Eric G. Wintemute	181,500	2,940,300	67,500/101,250	1,024,650/1,536,975
James A. Barry	—	—	17,400/54,600	321,324/727,746
Glen D. Johnson	—	—	91,450/22,500	2,080,488/75,825
Christopher K. Hildreth	—	—	22,500/45,000	348,750/697,500
Robert F. Gilbane	—	—	12,000/45,000	243,240/415,410

EQUITY COMPENSATION PLAN INFORMATION (1)

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	880,550	$9.17	50,185
Equity compensation plans not approved by security holders	—		—

Total	880,550		50,185

(1)	The figures shown in the table are adjusted for stock splits and stock dividends distributed to date, including the 3 for 2 stock split distributed in April 2004. Does not include the American Vanguard Corporation Employee Stock Purchase Plan (approved by security holders in June 2001). Under this plan an aggregate of 600,000 shares of Common Stock (as adjusted for stock splits and stock dividends) may be sold to eligible employees pursuant to the plan. The purchase price shall be equal to 85% of the fair market value of the Company’s Common Stock on the first day of the enrollment period or on the last day of the enrollment period, whichever is lower. As of December 31, 2003, 61,077 shares (as adjusted for stock splits and stock dividends) were purchased under the plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee sets and administers the policies which govern annual and long-term executive compensation. The Committee is responsible for the design and implementation of salary and incentive programs for executive officers and other key officers/employees/personnel which are consistent with American Vanguard’s overall compensation philosophy. Key elements of that philosophy include:

•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.
•	Assuring that total compensation levels are competitive with those at peer companies and are commensurate with relative stockholder returns and the Company’s financial performance.
•	Focusing executives on the financial objectives that support total stockholder returns.
•	Emphasizing long-term financial performance and sustained market value creation vs. short-term gains.

Executive officers of the Company are paid salaries in line with their responsibilities. The salaries (short-term cash compensation) are set in an attempt to pay such officers competitively. With respect to long-term incentive compensation, upon the Committee’s recommendation, the Board adopted and the stockholders approved in 1995, the Company’s 1994 Stock Incentive Plan, as amended and restated (the “Plan”), which is designed to link such officers’ and other key employees’ long-term financial interests to those of the stockholders. The Committee expects to consider future various cash incentive compensation programs specifically tied to Company performance for the employees as a potential method of rewarding the achievement of specific Company performance based goals.

COMPENSATION COMMITTEE

Carl R. Soderlind, Chair

John B. Miles

Jay R. Harris.

STOCK PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative, five-year total return for the Company, the S&P 500 Stock Index, and a peer group selected by Value Line (Chemical—Specialty Industry). The graph assumes that the beginning values of the investments in the Company, the S&P 500 Stock Index, and the peer group of companies each was $100. All calculations assume reinvestment of dividends. Returns over the indicated period should not be considered indicative of future returns.

PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of American Vanguard Corporation has appointed and the stockholders ratified BDO Seidman, LLP (“BDO”) as independent auditors for the year ended December 31, 2003.

BDO has served as independent accountants of the Company continuously since 1991. It is believed that its knowledge of the Company’s business gained through this period of service is valuable.

Past practice required reassignment of the partner responsible for the Company’s account no less than every seven years. Securities and Exchange Commission rules now require reassignment of the lead partner after five years. This rotation provides the Company the benefit of new thinking and approaches in the audit area.

Aggregate fees for professional services rendered to the Company by BDO for the years ended December 31, 2003 and 2002, were (in thousands):

	2003	2002
Audit	$187	$154
Audit related	25	19
Tax	81	121

	$293	$294

Audit fees for 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of the Company, timely reviews of quarterly financial statements, consents, income tax provision procedures, and assistance with review of documents filed with the Securities and Exchange Commission.

Audit Related fees for 2003 and 2002 were primarily for assurance services, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax fees for 2003 and 2002 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with and representation in tax audits, advice related to acquisitions, and requests for technical advice from tax authorities.

Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required to ratify the appointment of BDO Seidman, LLP. Abstentions will count as a vote against the proposal but broker/non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

RESOLVED: That the action of the Audit Committee in employing BDO Seidman, LLP as independent accountants for the year 2004 to perform the functions assigned to them hereby is ratified.

PROPOSAL 3—APPROVAL TO AMEND THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

In March 2004, the Board unanimously adopted, subject to stockholder approval, to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 40,000,000. As of May 5, 2004, 8,964,263 shares of Common Stock are outstanding. The Board determined that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock because the current number of authorized shares is close to depletion and additional authorized shares will permit (if and when declared, distributed and/or issued) stock dividends and stock splits, stock options to retain and attract key personnel and equity-based consideration for use in financings, acquisitions or other business transactions.

Subject to stockholder approval, Article FOURTH of the Amended and Restated Certificate of Incorporation shall be deleted in its entirety and shall be replaced with the following:

“FOURTH: The total number of shares of stock which this corporation shall have authority to issue is 40,400,000, divided into classes, consisting of 400,000 shares of Preferred Stock, par value $0.10 per share, and 40,000,000 shares of Common Stock, par value $0.10 per share.

The board of directors is authorized to provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.”

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation. Abstentions will count as a vote against the proposal but broker/non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4—APPROVAL OF THE FOURTH AMENDED AND RESTATED

1994 STOCK INCENTIVE PLAN

The stockholders approved the Company’s 1994 Stock Incentive Plan at the 1995 Annual Meeting, the First Amended and Restated Stock Incentive Plan at the 2000 Annual Meeting, the Second Amended and Restated Stock Incentive Plan at the 2002 Annual Meeting and the Third Amended and Restated Stock Incentive Plan at the 2003 Annual Meeting (collectively, the “Plan”). The Plan is intended to provide individual participants with an opportunity to acquire a proprietary interest in American Vanguard Corporation and give them an additional incentive to use their best efforts for American Vanguard’s long-term success.

The Plan is administered by a committee designated by the Board of Directors (the “Committee”) consisting of not less than two members of the Board of Directors, each of whom shall be “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule and, to the extent and when required by such Regulations, within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and the final regulations thereunder (the “Regulations”).

The Plan permits the granting of stock options in the form of Incentive Stock Options and Non-Qualified Stock Options, in the sole discretion of the Committee. The terms and conditions of each award are set forth in a written agreement with the participant. All officers, directors, or employees of or consultants to the Company or its subsidiaries, as the Committee shall in its sole discretion select, are eligible to participate in the Plan; however, no person shall receive any Incentive Stock Option unless such person is an employee of the Company, or a subsidiary at the time the Incentive Stock Option is granted.

The exercise price per share shall not be less than 100% of the Fair Market Value (as defined and determined in accordance with the Plan) of a share of Common Stock at the time the option is granted (or such later date as the Committee shall determine in the case of Non-Qualified Stock Options), and may be exercisable for a term of no longer than ten years from the date of grant. Options generally cease to be exercisable upon termination of employment, or a period following such termination of employment not exceeding three months (as determined by the Committee), except that such period may be extended if employment shall have been terminated by reason of disability, death or retirement. In no event may the exercise period be extended beyond the original exercise period of the option.

The aggregate Fair Market Value (determined at the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable during any calendar year by any participant may not exceed $100,000. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more that 10% of the total combined voting power of all classes of stock of the Company, unless (i) the exercise price per share of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock on the date of grant, and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

The Board of Directors may, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment will alter or impair any rights or obligation under any award theretofore made under the Plan without the consent of the participant to whom such award was made and provided that no such amendment (unless approved by the stockholders of the Company) will: (i) materially increase the number of shares of Common Stock in respect of with awards may be granted; (ii) amend the provisions with respect to Incentive Stock Options in any manner which would disqualify such Incentive Stock Options under Section 422 of the Code: (iii) materially modify the class of eligible employees; or (iv) materially increase the benefits accruing to participants.

Changes to the Plan

The Board of Directors proposes to amend and restate the Plan to make two material modifications:

(i) to increase, effective as of March 12, 2004, the number of shares of Common Stock available for granting awards under the Plan from 874,000 (or 1,311,000 as adjusted for the 3 for 2 stock split distributed in April 2004) to 1,074,000 (or 1,611,000 as adjusted for said stock split); and

(ii) to provide that any repricing of a previously granted award or cancellation of a previously granted award and the issuance of a new substituted award requires stockholder approval.

This summary description of the proposed amendment and restatement to the Plan is qualified in its entirety by reference to the full text of the Fourth Amended and Restated 1994 Stock Incentive Plan, which is attached to this Proxy Statement as Appendix A.

As of May 5, 2004, there have been awards issued under the Plan for the right to acquire 1,260,820 shares of Common Stock (as adjusted for stock splits and stock dividends distributed to date). The Board determined that it is in the best interest of the Company and its stockholders to increase the number of reserved shares under the Plan because the current number of reserved shares is close to depletion and additional shares will permit (if and when offered by the Committee or the Board) equity incentive to retain and attract key personnel. In addition, the Board determined that it is in the best interest of the Company’s stockholders that the Plan restrict the ability to reprice a previously granted award or cancel a previously granted award and issue a new substituted award without stockholder approval.

Awards under the Proposed Amendment and Restatement

Benefits payable or amounts that will be granted after the effective date of the proposed amendment and restatement of the Plan are not determinable at this time. The proposed amendment and restatement would define the class of eligible employees to be consistent with the manner in which the Plan is currently being administered.

United States Federal Income Tax Aspects of the Plan

Non-statutory Stock Options.    As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option (an option other than an incentive stock option, which is described below). In addition, American Vanguard is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise over the option price paid for such shares.

Upon the exercise of a non-statutory stock option, American Vanguard may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercises of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

Incentive Stock Options.    The incentive stock options under the Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). If these conditions are met and no tax is imposed on the optionee, then American Vanguard would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee’s alternative minimum taxable income.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between that amount realized and the exercise price would constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, American Vanguard may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for approval of the Fourth Amended and Restated 1994 Stock Incentive Plan. Abstentions will count as a vote against the proposal but broker/non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

Any stockholder who intends to nominate candidates for election as directors or present a proposal at the 2005 Annual Meeting, without inclusion of such proposal in the Company’s proxy materials, is required to provide notice of such proposal to the Company. Notice must be received by the Corporate Secretary no earlier than December 31, 2004 and no later than January 14, 2005.

ANNUAL REPORT ON FORM 10-K

Upon request, the Company will provide without charge to any beneficial owner of its Common Stock, a copy of its Annual Report on Form 10-K, excluding exhibits but including financial schedules (if applicable), filed with the Securities and Exchange Commission with respect to the year ended December 31, 2003. Requests are to be made to the attention of the Chief Financial Officer, American Vanguard Corporation, 2110 Davie Avenue, Commerce, California 90040.

OTHER MATTERS

The Company’s Annual Report for the year ended December 31, 2003, accompanies this Proxy Statement. The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein. If any other matter properly comes before the Annual Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

James A. Barry

Senior Vice President, Chief Financial Officer

Treasurer and Secretary

Dated:    May 5, 2004

APPENDIX A

AMERICAN VANGUARD CORPORATION

FOURTH AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

(Amended and Restated as of March 12, 2004)

I.	GENERAL

1.1	Purpose of the Plan.

The purpose of the Fourth Amended and Restated 1994 Stock Incentive Plan is to promote the long-term success of the Company by (i) providing increased incentives for officers, directors and key employees and consultants of the Company, (ii) facilitating the efforts of the Company to obtain and retain officers, directors and key employees and consultants of outstanding ability and exceptional qualifications, and (iii) linking participants directly to stockholder interests through increased stock ownership.

1.2	Definitions.

(a) “Agreement” shall mean a written stock option agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(b) “Award” shall mean the grant of any Option granted to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(c) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(d) “Change of Control” shall mean, and be deemed to have occurred on the date of the first to occur of, any of the following:

(i)    upon the vote of the stockholders of the Company approving a merger or consolidation in which the Company’s stockholders immediately prior to the effective time of the merger or consolidation will beneficially own, immediately after the effective time of the merger or consolidation, securities of the surviving or new corporation having less than fifty percent (50%) of the “voting power” of the surviving or new corporation, including “voting power” exercisable on a contingent or deferred basis as well as immediately exercisable “voting power”;

(ii)    upon the consummation of a sale, lease, exchange, or other transfer or disposition by the Company of all or substantially all of the assets of the Company on a consolidated basis; provided, however, that the mortgage, pledge or hypothecation of all or substantially all of the assets of the Company on a consolidated basis in connection with a bona fide financing shall not constitute a Change of Control; or,

(iii)    when any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the Common Stock.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall mean the committee designated by the Board of Directors to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule and shall initially consist of not less than two members of the Board of Directors, all of whom shall be “non-employee directors” within the meaning of Rule 16b-3 and, to the extent and when required by such Regulations, shall be “outside directors” within the meaning of Section 162(m) of the Code and the final Regulations thereunder.

(g) “Common Stock” shall mean the Company’s Common Stock, $0.10 par value per share.

(h) “Company” shall mean American Vanguard Corporation, a Delaware corporation.

(i) “Disability” shall mean total and permanent disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan (if and when adopted).

(j) “Effective Date” shall mean December 5, 2003, the date on which the Plan was adopted by the Board of Directors.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “Fair Market Value” of a share of Common Stock with respect to any day shall mean (i) the closing sales price of a share of Common Stock on such day or on the last day preceding such day on which a sale was reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the last sales price on such day or on the last day preceding such day on which a sale was reported on the National Association of Securities Dealers Automated Quotation System, or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

(m) “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the Agreement by which it is evidenced.

(n) “Incorporated Options” shall mean all options granted under any of the Predecessor Plans that are outstanding on the Effective Date, which are to be incorporated into the Plan.

(o) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the Agreement by which it is evidenced.

(p) “Option” shall mean an option to purchase shares of Common Stock granted pursuant to the Plan, which shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the Agreement by which it is evidenced.

(q) “Participant” shall mean an officer, director, employee, or consultant of the Company or any subsidiary of the Company who is eligible to participate in the Plan and to whom an Award is granted pursuant to the Plan, and, upon such person’s death, his or her successors, heirs, executors and administrators, as the case may be.

(r) “Plan” shall mean the Fourth Amended and Restated 1994 Stock Incentive Plan, as it may be further amended, modified and restated from time to time.

(s) “Predecessor Plans” shall mean the 1994 Stock Incentive Plan of the Company, as may be amended, restated or otherwise modified prior to the Effective Date.

(t) “Predecessor Plan Shares” shall mean the shares reserved for issuance under the Predecessor Plans (subject to any adjustment as provided therein), including, without limitation, the shares which remain available for issuance, as of the Effective Date, under the Predecessor Plans, the shares subject to the Incorporated Options, and any additional shares which would otherwise be available for future grant under the Predecessor Plans.

(u) “Regulations” shall mean the temporary and final regulations adopted by the United States Treasury Department pursuant to the Code.

(v) “Reserved Shares” has the meaning set forth in Section 1.4.

(w) “Retirement” shall mean retirement from active employment with the Company and its subsidiaries on or after the normal retirement date specified in the Company’s retirement plan for salaried employees or such earlier retirement date as approved by the Committee for purposes of the Plan or, in the case of Participants that are not employees of the Company, such date as may be approved by the Committee for purposes of the Plan.

(x) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(y) “Termination of Employment” shall mean the discontinuance of employment, service as a director or retention as a consultant of a Participant, for any reason by the Participant, the Company or any subsidiary of the Company.

1.3	Eligibility for Participation.

Awards under the Plan may be made to such directors, officers or employees of or consultants to the Company or its subsidiaries as the Committee shall in its sole discretion select; provided, however, that no person shall receive any Incentive Stock Option unless such person is an employee of the Company, a parent or a subsidiary (within the meaning of Section 422 of the Code) at the time the Incentive Stock Option is granted.

1.4	Shares Available Under the Plan; Limitation on Options Granted to any One Participant.

(a) There are reserved for issuance under the Plan an aggregate of 1,074,000 shares of Common Stock, but when adjusted for the 3 for 2 stock split to be distributed on April 16, 2004 will be 1,611,000 shares of Common Stock (the “Reserved Shares”), subject to further adjustment as provided in Article III. The Reserved Shares may be authorized but unissued or treasury shares. The Reserved Shares underlying Options which, by reason of the expiration, cancellation or other termination of such Options, are not issued shall again be available for future Awards. For purposes of determining the number of Reserved Shares, the number of shares of Common Stock delivered in connection with the exercise of an Option shall be determined net of any previously acquired shares tendered by the Participant in payment of the exercise price or of any withholding taxes.

(b) Notwithstanding Section 1.4(a), the maximum number of shares of Common Stock that may be granted in the form of Incentive Stock Options under the Plan shall not exceed the Reserved Shares, subject to adjustment as provided in Article III. To the extent required under Section 162(m) of the Code, the maximum number of shares of Common Stock subject to Options that may be granted to any one Participant pursuant to the Plan in any one calendar year shall not exceed the Reserved Shares, subject to adjustment as provided in Article III.

1.5	Administration of the Plan.

(a) The Plan shall be administered by the Committee, which, subject to the limitations set forth in the Plan, shall have full and exclusive power and authority to: (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Agreements, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) establish selection guidelines and select eligible persons for participation and determine the form and amount of the Award to be granted, (vii) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination of Employment for purposes of the Plan, and (viii) establish or waive any restriction and forfeiture provisions, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any Award, and all other terms and conditions of the Award.

(b) The Committee’s powers include, without limitation, the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive advantages and benefits under the Plan and such laws.

(c) The determination of the Committee on all matters relating to the Plan or any Agreement shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award. The Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration of the Plan has been delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interest of the Company.

(d) Without limiting the foregoing and notwithstanding any other provisions of the Plan, the Committee is authorized to take any such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Options in the event of: (i) a merger of the Company with, consolidation of the Company into, or the acquisition of the Company by, another corporation; (ii) a sale or transfer of all or substantially all of the assets of the Company to another corporation or any other person or entity; (iii) a tender or exchange offer for shares of Common Stock made by any corporation, person or entity (other than the Company); or (iv) other reorganization in which the Company will not survive as an independent, publicly owned corporation. Such action may include (but shall not be limited to) establishing, amending or waiving the forms, terms, conditions and duration of Options so as to provide for earlier, later, extended or additional times of exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment or other modifications. The Committee may take such actions pursuant to this Section 1.5(d) by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in Awards, or by taking action with respect to individual Participants. The Committee may take such actions in advance of, or as part of any such merger, consolidation, acquisition, sale or transfer of assets, tender or exchange offer or other reorganization.

1.6	Types of Awards Under the Plan.

Awards may be made under the Plan in the form of Incentive Stock Options or Non-Qualified Stock Options, in the sole discretion of the Committee.

1.7	Agreements Evidencing Awards.

Options granted under the Plan shall be evidenced by written Agreements, which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee in its sole discretion deems necessary or desirable. Each Participant accepting an Award pursuant to the Plan shall agree that each such Award shall be subject to all of the terms and provisions of the Plan and the Agreement.

II.	OPTIONS

2.1	Grants.

The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by Agreements containing such terms and conditions as the Committee shall from time to time approve, including any provisions as to continued employment as consideration for the grant or exercise of such Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority. All Options granted under the Plan shall be clearly identified in the Agreement evidencing such Option as either Incentive Stock Options or Non-Qualified Stock Options. Options shall comply with and be subject to the terms of this Article II.

2.2	Incentive Stock Options.

Each provision of the Plan and of each Option designated as an Incentive Stock Option shall be construed so that each such Option shall be an “incentive stock option” as that term is defined in Section 422 of the Code, and any provision that cannot be so construed shall be disregarded. Incentive Stock Options shall be granted only to eligible Participants, and shall be subject to the following conditions:

(a) The exercise price per share of each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

(b) The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable during any calendar year by any eligible Participant shall not exceed $100,000. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted under the Plan to such Participant shall, to the extent and in the order required by the Regulations (or any other authority having the force of Regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (or authority), or in the event such Regulations (or authority) require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then Incentive Stock Options granted under the Plan shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(c) The provisions of Sections 2.2(a) and 2.4(a) notwithstanding, no Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (within the meaning of Section 424 of the Code), unless (i) the exercise price per share of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted, and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d) Any other terms and conditions which the Committee determines, upon advice of counsel, should be imposed for the Option to qualify as an Incentive Stock Option and any other terms and conditions not inconsistent with the Plan as determined by the Committee, including provisions making the Option exercisable in installments (which need not be equal) and at varying times depending upon events specified by the Committee upon grant as set forth in the Agreement.

2.3	Non-Qualified Stock Options.

One or more Options may be granted as Non-Qualified Stock Options to purchase Common Stock to an eligible Participant at such time or times determined by the Committee, following the Effective Date, subject to the following terms and conditions:

(a) The exercise price per share of each Non-Qualified Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of the grant (or such later date as the Committee shall determine).

(b) The Option grant may include any other terms and conditions not inconsistent with the Plan as determined by the Committee, including provisions making the shares of Common Stock subject to such

Option restricted stock and/or provisions making the Options exercisable in such installments (which need not be equal) and at varying times depending upon events specified by the Committee upon grant as set forth in the Agreement.

2.4	Exercise of Options.

(a) An Option may be exercised in whole or in part from time to time within ten years from the date of the grant, or such shorter period as may be specified by the Committee as set forth in the Agreement, provided that in any event such Option shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Agreement; provided, however, that such period following Termination of Employment shall not exceed three months unless employment shall have terminated:

(i)    as a result of Disability, in which event such period shall not exceed twelve months after the date of Termination of Employment in the case of an Incentive Stock Option or such other period as the Committee may specify in the case of a Non-Qualified Stock Option; or

(ii)    as a result of Retirement in the case of a Non-Qualified Stock Option, in which event such period shall not exceed twelve months after the date of Termination of Employment; or

(iii)    as a result of death or death shall have occurred following Termination of Employment and while the Option was still exercisable, in which event such period shall not exceed twelve months after the date of the Participant’s death;

provided, however, that such period following Termination of Employment shall in no event extend the original exercise period of the Option.

(b) An Option shall be exercised by the filing of a written notice of exercise with the Company, specifying the number of shares as to which the Option is so exercised, on such form and in such manner as the Committee shall in its sole discretion prescribe.

(c) The exercise price of shares of Common Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise in (i) cash, (ii) by certified check, (iii) bank cashier’s check or wire transfer, (iv) if permitted by the Committee, by other means, including, without limitation, tendering Common Stock (or certifying as to ownership of Common Stock) that has been held by the Participant for at least six months prior to the date of exercise, valued at the Fair Market Value on the date of exercise, or (v) any combination thereof (subject to permission by the Committee with respect to clause (iv) thereof). Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary of the Company shall require from time to time. The Committee shall determine acceptable methods for tendering other Awards or options to exercise an Option as it deems appropriate.

(d) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a fully and duly endorsed Agreement evidencing such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(e) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements, if any, under the Securities Act, the Exchange Act and applicable listing requirements of any national securities exchange on which the Common Stock is then listed or approved for listing, and requirements under any other law or regulation applicable to the issuance or transfer of such shares. If the Participant fails to accept delivery of and pay for all or any part of the number of shares specified in the notice of exercise upon tender or delivery thereof, the Participant’s right to purchase such undelivered shares may be terminated. If the Participant so elects and to the extent applicable, the shares may be issued in the name of the Participant or the Participant and the Participant’s spouse jointly with right of survivorship or as community property.

III.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK

3.1	Shares Available for Grant.

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Options shall be appropriately adjusted by the Committee. In the event of any change by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Options may be granted as the Committee may deem appropriate.

3.2	Outstanding Options.

(a) Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of shares effected without receipt of consideration by the Company, the Committee shall proportionately adjust the number of shares of Common Stock subject to each outstanding Option and the exercise price per share of Common Stock of each such Option.

(b) Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of shares of Common Stock subject to such Option would have received, if any, in such merger or consolidation.

(c) In the event of a dissolution or liquidation of the Company, the Committee shall, in its absolute discretion, have the power to cancel, effective immediately prior to the occurrence of such event or such other date specified by the Committee, each Option outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the Common Stock over (B) the exercise price of such Option.

(d) Upon the occurrence of an event constituting a Change in Control, each Option outstanding immediately prior to such event (whether or not then exercisable) shall automatically be immediately exercisable in full from and after the date of such event.

(e) In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Section 3.2(a), (b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

IV.	MISCELLANEOUS

4.1	Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Article III, no adjustments to any Award shall be made for dividends or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date occurs prior to the date such stock certificate is issued.

4.2	Amendment of the Plan; Modification of Awards.

(a) The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall adversely alter or impair any rights or obligations under any existing Award made under the Plan without the consent of the Participant to whom such Award was made, subject to any requirement of stockholder approval required by applicable law, rule or regulation.

(b) With the consent of the Participant and subject to the terms and conditions of the Plan and the Agreement, the Committee may amend outstanding Agreements with such Participant; provided, however, that the Committee shall not have authority to reprice a previously granted Award or cancel a previously granted Award and issue a new substituted Award without obtaining stockholder approval.

4.3	Restrictions.

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued under the Plan or to effect similar compliance under any state laws or other laws. Notwithstanding anything in the Plan to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock may then be listed or approved for listing. If the Committee shall at any time determine that any Consent (as defined in Section 4.3(b)) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the issuance or purchase of shares or the taking of any other action (each such action being referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in Common Stock and (ii) the Committee shall determine that a Consent is necessary or desirable as a condition of, or in connection with, payment in such form, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner provided in this Section 4.3(a).

(b) The term “Consent” as used with respect to any Plan Action means (i) any and all listings, registrations or qualifications with any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of shares of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, registration or qualification be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

4.4	Nonassignability.

(a) No Award or other right granted to any Participant under the Plan or under any Agreement shall be assignable or transferable, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as provided by the Code or Title I of the Employee Retirement Income Security Act. During the life of the Participant, all rights granted to the Participant under the Plan or under any Agreement shall be exercisable only by him or her or by his or her guardian or legal representative.

(b) Notwithstanding Section 4.4(a), in the discretion of the Committee, Awards granted under the Plan may be transferred to members of the Participant’s immediate family (which for purposes of the Plan shall be limited to the Participant’s children, grandchildren and spouse), or to one or more trusts for the benefit of such family members, or to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, but only if the Agreement expressly so provides.

4.5	Withholding Taxes.

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of shares under the Plan or upon the occurrence of any other event which subjects the Company to a requirement of withholding under applicable provisions of the Code and the Regulations, an appropriate number of shares for, or require as a condition of delivery or otherwise that the Participant remit an amount sufficient to satisfy, the payment of all taxes required by any federal, state or other governmental withholding tax requirements or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of taxes. The Company may elect to deduct such taxes from any other amounts payable then or thereafter in cash or otherwise to the Participant. If permitted by the Committee, a Participant may make a written election to have shares of Common Stock withheld from the shares otherwise to be received upon the exercise of an Option. If the Committee in its discretion permits Common Stock to be used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value of the Common Stock on the date the applicable tax is required to be withheld.

4.6	Loans.

(a) The Company or any subsidiary may make loans to a Participant in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan including the rate of interest, if any, as the Committee shall impose from time to time.

(b) No loan made under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Participant with respect to the Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such shares of Common Stock acquired upon such exercise.

(c) No loan shall have an initial term exceeding five years; provided, however, that loans under the Plan shall be renewable at the discretion of the Committee. Notwithstanding the foregoing in this Section 4.6(c), any such loan shall become immediately due and payable in full, at the option of the Company, upon Termination of Employment of the Participant for any reason.

(d) Loans under the Plan may be satisfied by a Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer of shares of Common Stock, the Fair Market Value of which on the date of such payment is equal to the amount of the loan so satisfied.

(e) Loans under the Plan shall be with full recourse against the Participant to whom the loan is granted and shall be secured by a pledge of shares with a Fair Market Value of not less than the principal amount of the loan at the time the loan is made. The Company shall retain physical possession of the stock certificates evidencing the shares so pledged together with a duly executed stock power for such shares. After partial repayment of a loan, pledged shares of Common Stock no longer required as security may be released pursuant to the terms of the Agreement of the Participant.

4.7	No Special Employment Rights; No Right to Award.

Nothing contained in the Plan or in any Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment or engagement by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or engagement agreement to the contrary, at any time to terminate such employment or engagement or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. No person shall have any claim or right to receive an Award. The Committee’s grant of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

4.8	Nature of Payments.

Any and all payments of shares of Common Stock shall be granted, transferred or paid in consideration of services performed for the Company by the Participant. All such grants, issuances and payments shall constitute a special incentive payment to the Participant and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company, or (ii) any other agreement between the Company and the Participant.

4.9	Non-Uniform Determinations.

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to (i) the person selected as Participants to receive Awards under the Plan, (ii) the terms, conditions and restrictions of Awards under the Plan, and (iii) the exercise by the Committee of its discretion with respect to all other powers granted to the Committee pursuant to the Plan.

4.10	Other Payments or Awards.

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or the Committee from making any award or payments to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

4.11	Section Headings.

The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

4.12	Unfunded Plan.

Insofar as it provides for Awards of Common Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to the Participants who are entitled to Common Stock or rights under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock or rights to Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board of Directors nor the Committee be deemed to be a trustee of any Common Stock or rights to Common Stock to be granted under the Plan. Any liability of the Company to any Participant with respect to an Award under the Plan shall be based solely upon any contractual obligations that may be created by the Plan or any Agreement; no such obligation of the Company shall be deemed to be secured by any pledged or other encumbrance on any property of the Company. Neither the Company or the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan or any Agreement.

4.13	Governing Law.

The Plan and all determinations made and actions taken pursuant to the Plan, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the State of California (without giving effect to the principles of conflicts of laws) and construed accordingly.

4.14	Effective and Termination Dates.

(a) The Plan shall become effective immediately upon the Effective Date. If, however, the Plan requires approval of the stockholders of the Company under applicable law, rule or regulation and such approval is not obtained at or before the first anniversary of the Effective Date, all Awards granted under the Plan shall be of no effect. Awards may be granted under the Plan prior to the receipt of such stockholder approval, provided, that each such grant shall be subject to such approval. Without limiting the foregoing, no Option granted under the Plan may be exercised prior to the date of such approval. Notwithstanding anything in the Plan to the contrary, nothing in the Plan is intended to require stockholder approval of the Predecessor Plans, the Predecessor Plan Shares, or the Incorporated Options pursuant to this Section 4.14(a).

(b) Subject to stockholder approval of the Plan as provided in Section 4.14(a), the Plan shall serve as the successor to the Predecessor Plans, all Incorporated Options shall be treated as outstanding Options under the Plan, and no further options shall be granted under the Predecessor Plans. The Incorporated Options shall be governed by the terms and conditions of the Plan; provided, however, that if the Plan is not approved by the stockholders as provided in Section 4.14(a) or to the extent the Plan adversely alters or impairs any rights or obligations under such Incorporated Option without the consent of the Participant holding such Incorporated Option, such Incorporated Option shall continue to be governed by the terms of the Predecessor Plan and related option agreement applicable to such Incorporated Option.

(c) The Plan shall terminate on December 15, 2010, subject to earlier termination pursuant to Section 4.2.

APPENDIX B

AMERICAN VANGUARD CORPORATION

AUDIT COMMITTEE CHARTER

Adopted March 12, 2004

PURPOSE

The Audit Committee is appointed by the Board of Directors for the primary purposes of:

•	Performing the Board of Directors’ oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

•	Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company’s financial management, internal auditors and independent accountants.

COMPOSITION AND QUALIFICATIONS

The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the Sarbanes-Oxley Act of 2002 (the “Act”), the American Stock Exchange and all other applicable law. Each member of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as each such qualification is interpreted by the Board of Directors in its business judgment. In addition, to the extent practicable at least one member of the Audit Committee shall be a “financial expert” as such term is defined by the Securities and Exchange Commission (“SEC”).

RESPONSIBILITIES

The Audit Committee will:

(1) Review the annual audited financial statements with management and the independent accountants. In connection with such review, the Audit Committee will:

•	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•	Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements.

•	Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

•	Review with the independent accountants any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the independent accountants, and management’s response to such letter.

•	Review with the independent accountants and the senior internal auditing executive the adequacy of the Company’s internal controls, and any significant findings and recommendations.

•

Review reports required to be submitted by the independent auditor concerning: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent auditors; and (c) any other material written communications with management.

(2) Review (by full Committee or Chair) with management and the independent accountants the Company’s quarterly financial statements in advance of SEC filings.

(3) Oversee the external audit coverage. The Company’s independent accountants are ultimately accountable to the Audit Committee, which has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

•	Have the sole authority to appoint and replace (subject to stockholder approval) the independent accountants.

•	Have the sole authority to approve the engagement letter and the fees to be paid to the independent accountants.

•	Pre-approve all non-audit services to be performed by the independent auditors and the related fees for such services (subject to the de minimus exceptions set forth in the Act). In the event that any such non-audit services are pre-approved by the Audit Committee, all such pre-approvals shall be reported in the Company’s next periodic report to be filed with the SEC.

•	Obtain confirmation and assurance as to the independent accountants independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Standard 1 of the Independence Standards Board. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for taking appropriate action in response to the independent accountants’ report to satisfy itself of their independence.

•	Meet with the independent accountants prior to the annual audit to discuss planning and staffing of the audit.

•	Review and evaluate the performance of the independent accountants, as the basis for a decision to reappoint or replacement the independent auditors.

•	Assure regular rotation of the lead audit partner, as required by the Act, and consider whether rotation of the outside auditor is required to ensure independence.

(4) Oversee internal audit coverage. In connection with its oversight responsibilities, the Audit Committee will:

•	Review the appointment or replacement of the senior internal auditing executive.

•	Review, in consultation with management, the independent accountants and the senior internal auditing executive, the plan and scope of internal audit activities.

•	Review internal audit activities, budget and staffing.

•	Review significant reports to management prepared by the internal auditing department and management’s responses to such reports.

(5) Review with the independent accountants and the senior internal officer responsible for the adequacy of the Company’s internal controls, and any significant findings and recommendations with respect to such controls.

(6) Resolve any differences in financial reporting between management and the independent auditors.

(7) Establish procedures for (i) receipt, retention and treatment of complaints received by company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(8) Meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled.

(9) Meet at least quarterly, or more frequently as may be deemed necessary or appropriate, in executive session without the presence of non-independent directors and management. Meet at least annually in separate executive session with each of the chief financial officer, the senior internal auditing executive, and the independent accountants.

(10) Review and approve all “related party transactions” requiring disclosure under SEC Regulation S-K, Item 404.

(11) Review periodically with the Company’s legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

(12) As appropriate, obtain advice and assistance from outside legal, accounting or other advisers and determine funding for such services.

(13) Report regularly to the Board of Directors with respect to Audit Committee activities.

(14) Prepare the report of the Audit Committee required by the rules of the SEC to be included in the proxy statement for each annual meeting.

(15) Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

(16) Assist the Board of Directors in the administration of the Company’s Code of Conduct and Ethics.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

It is not the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics.

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN VANGUARD CORPORATION

June 4, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.To elect seven directors for the ensuing year:

• NOMINEES:

• FOR ALL NOMINEES Jay R. Harris

• Herbert A. Kraft

• WITHHOLD AUTHORITY John B. Miles FOR ALL NOMINEES

• Carl R. Soderlind

• Irving J. Thau

• FOR ALL EXCEPT

• Eric G. Wintemute

• (See instructions below)

• Glenn A. Wintemute

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. Ratify the appointment of BDO Seidman, LLP as independent auditors for the year ended December 31, 2004.

3. Act upon a proposal to amend American Vanguard’s Certificate of Incorporation to increase the number of shares of Common Stock authorized from 10,000,000 shares to 40,000,000 shares.

4. Act upon a proposal to approve the Fourth Amended and Restated American Vanguard Corporation 1994 Stock Incentive Plan; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1250 Newport Beach, California 92660

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Undersigned hereby appoints ERIC G. WINTEMUTE and JAMES A. BARRY as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of common stock of American Vanguard Corporation held of record by the Undersigned on May 5, 2004, at the Annual Meeting of Shareholders, to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on June 4, 2004, or at any adjournment thereof.

(Continued and to be signed on the reverse side)